                                                                 EXHIBIT (g)(1)

                               CUSTODIAN CONTRACT
                                    Between
                    EACH OF THE PARTIES LISTED ON APPENDIX A
                                      and
                      STATE STREET BANK AND TRUST COMPANY

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
1.       Employment of Custodian and Property to be Held By
         It . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

2.       Duties of the Custodian with Respect to Property
         of the Fund Held by the Custodian in the United States . . . . . . 2

         2.1     Holding Securities . . . . . . . . . . . . . . . . . . . . 2
         2.2     Delivery of Securities . . . . . . . . . . . . . . . . . . 2
         2.3     Registration of Securities . . . . . . . . . . . . . . . . 4
         2.4     Bank Accounts  . . . . . . . . . . . . . . . . . . . . . . 5
         2.5     Availability of Federal Funds  . . . . . . . . . . . . . . 5
         2.6     Collection of Income . . . . . . . . . . . . . . . . . . . 5
         2.7     Payment of Fund Moneys . . . . . . . . . . . . . . . . . . 6
         2.8     Liability for Payment in Advance of
                 Receipt of Securities Purchased  . . . . . . . . . . . . . 7
         2.9     Appointment of Agents  . . . . . . . . . . . . . . . . . . 7
         2.10    Deposit of Fund Assets in  Securities System . . . . . . . 8
         2.11    Fund Assets Held in the Custodian's Direct
                 Paper System . . . . . . . . . . . . . . . . . . . . . . . 9
         2.12    Segregated Account . . . . . . . . . . . . . . . . . . . . 10
         2.13    Ownership Certificates for Tax Purposes  . . . . . . . . . 10
         2.14    Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . 11
         2.15    Communications Relating to Fund Securities . . . . . . . . 11

3.       Duties of the Custodian with Respect to Property of
         the Fund Held Outside of the United States . . . . . . . . . . . . 11

         3.1     Appointment of Foreign Sub-Custodians  . . . . . . . . . . 11
         3.2     Assets to be Held  . . . . . . . . . . . . . . . . . . . . 11
         3.3     Foreign Securities Systems . . . . . . . . . . . . . . . . 12
         3.4     Agreements with Foreign Banking Institutions . . . . . . . 12
         3.5     Access of Independent Accountants of the Fund  . . . . . . 12
         3.6     Reports by Custodian . . . . . . . . . . . . . . . . . . . 12
         3.7     Transactions in Foreign Custody Account  . . . . . . . . . 13
         3.8     Liability of Foreign Sub-Custodians  . . . . . . . . . . . 13
         3.9     Liability of Custodian . . . . . . . . . . . . . . . . . . 13
         3.10    Reimbursement for Advances . . . . . . . . . . . . . . . . 14
         3.11    Monitoring Responsibilities  . . . . . . . . . . . . . . . 14
         3.12    Branches of U.S. Banks . . . . . . . . . . . . . . . . . . 14

         3.13    Tax Law  . . . . . . . . . . . . . . . . . . . . . . . . . 15

4.       Payments for Sales or Repurchase or Redemptions
         of Shares of the Fund  . . . . . . . . . . . . . . . . . . . . . . 15

5.       Proper Instructions  . . . . . . . . . . . . . . . . . . . . . . . 16

6.       Actions Permitted Without Express Authority  . . . . . . . . . . . 16

7.       Evidence of Authority  . . . . . . . . . . . . . . . . . . . . . . 17

8.       Duties of Custodian With Respect to the Books
         of Account and Calculation of Net Asset Value
         and Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . 17

9.       Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17

10.      Opinion of Fund's Independent Accountants  . . . . . . . . . . . . 18

11.      Reports to Fund by Independent Public Accountants  . . . . . . . . 18

12.      Compensation of Custodian  . . . . . . . . . . . . . . . . . . . . 18

13.      Responsibility of Custodian  . . . . . . . . . . . . . . . . . . . 18

14.      Effective Period, Termination and Amendment  . . . . . . . . . . . 19

15.      Successor Custodian  . . . . . . . . . . . . . . . . . . . . . . . 20

16.      Interpretive and Additional Provisions . . . . . . . . . . . . . . 21

17.      Additional Funds . . . . . . . . . . . . . . . . . . . . . . . . . 21

18.      Massachusetts Law to Apply . . . . . . . . . . . . . . . . . . . . 22

19.      Prior Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . 22

20.      Shareholder Communications . . . . . . . . . . . . . . . . . . . . 22

21.      Limitation of Liability  . . . . . . . . . . . . . . . . . . . . . 23

                               CUSTODIAN CONTRACT

         This Contract between each fund or series of a fund listed on Appendix A which evidences its agreement to be bound hereby by executing a copy of this Contract (each such fund is individually hereafter referred to as the "Fund"), and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

                                  WITNESSETH:

                 WITNESSETH THAT, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It

         The Fund hereby employs the Custodian as the custodian of the assets of the Fund, including securities which the Fund desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Fund's governing documents. The Fund agrees to deliver to the Custodian all securities and cash of the Fund, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Fund from time to time, and the cash consideration received by it for such new or treasury shares of capital stock, beneficial interest or partnership interest, as applicable, of the Fund, ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Fund held or received by the Fund and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Article
5), the Custodian shall on behalf of the applicable Fund(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Fund, and provided that the Custodian shall have no more or less responsibility or liability to the Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Fund's foreign securities the foreign banking institutions and foreign securities depositories designated in Schedule A hereto but only in accordance with the provisions of Article 3.

2. Duties of the Custodian with Respect to Property of the Fund Held By the Custodian in the United States

2.1 Holding Securities. The Custodian shall hold and physically segregate for the account of each Fund all non-cash property to be held by it in the United States including all domestic securities owned by such Fund other than (a) securities which are maintained pursuant to Section 2.10 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (and certain federal agencies collectively referred to herein as "Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.11.

2.2 Delivery of Securities. The Custodian shall release and deliver domestic securities owned by a Fund held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         1) Upon sale of such securities for the account of the Fund and receipt of payment therefor;

         2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Fund;

         3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.10 hereof;

         4) To the depository agent in connection with tender or other similar offers for securities of the Fund;

         5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

         6) To the issuer thereof, or its agent, for transfer into the name of the Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.9 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

         7) Upon the sale of such securities for the account of the Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

         8) For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

         10) For delivery in connection with any loans of securities made by the Fund, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Fund prior to the receipt of such collateral;

         11) For delivery as security in connection with any borrowings by the Fund requiring a pledge of assets by the Fund, but only against receipt of amounts borrowed;

         12) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund;

         13) For delivery in accordance with the provisions of any agreement among the Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund;

         14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption;

         15) For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Trustees, specifying the securities of the Fund to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made; and

         16)     Upon termination of the Contract.

2.3 Registration of Securities. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Fund, or in the name or nominee name of any agent appointed pursuant to Section 2.9 or in the name or nominee name of any sub-custodian appointed pursuant to

         Article 1. All securities accepted by the Custodian on behalf of the Fund under the terms of this Contract shall be in "street name" or other good delivery form. If, however, the Fund directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Fund , subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Fund, other than cash maintained by the Fund in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Fund be approved by vote of a majority of the Board of Trustees of the Fund. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Availability of Federal Funds. Upon mutual agreement between the Fund and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund, make federal funds available to such Fund as of specified times agreed upon from time to time by the Fund and the Custodian in the amount of checks received in payment for Shares of such Fund which are deposited into the Fund's account.

2.6 Collection of Income. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Fund's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Fund on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Fund is properly entitled.

2.7 Payment of Fund Moneys. Upon receipt of Proper Instructions from the Fund, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of a Fund in the following cases only:

         1) Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Fund but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.10 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.11; (d) in the case of repurchase agreements entered into between the Fund and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined in Article 5;

         2) In connection with conversion, exchange or surrender of securities owned by the Fund as set forth in Section 2.2 hereof;

         3) For the redemption or repurchase of Shares issued by the Fund as set forth in Article 4 hereof;

         4) For the payment of any expense or liability incurred by the Fund, including but not limited to the following payments for the account of the Fund: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

         5) For the payment of any dividends on Shares of the Fund declared pursuant to the governing documents of the Fund;

         6) For payment of the amount of dividends received in respect of securities sold short;

         7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Fund, a certified copy of a resolution of the Board of Trustees, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made; and

         8)      Upon termination of this Contract.

2.8 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Contract, in any and every case where payment for purchase of domestic securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.9 Appointment of Agents. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this Article 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

2.10 Deposit of Fund Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Fund in a clearing agency registered with the Securities and Exchange Commission under Section 17A of the Securities Exchange Act of 1934, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

         1) The Custodian may keep securities of the Fund in a U.S. Securities System provided that such securities are represented in an account ("Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         2) The records of the Custodian with respect to securities of the Fund which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Fund;

         3) The Custodian shall pay for securities purchased for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Account, and
                 (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Fund at its request. Upon request, the Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund in the form of a written advice or notice and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Fund.

         4) The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

         5) The Custodian shall have received from the Fund the initial or annual certificate, as the case may be, required by Article 14 hereof;

         6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Fund for any loss or damage to the Fund resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Fund has not been made whole for any such loss or damage.

2.11 Fund Assets Held in the Custodian's Direct Paper System. The Custodian may deposit and/or maintain securities owned by a Fund in the Direct Paper System of the Custodian subject to the following provisions:

         1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Fund ;

         2) The Custodian may keep securities of the Fund in the Direct Paper System only if such securities are represented in an account of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

         3) The records of the Custodian with respect to securities of the Fund which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Fund;

         4) The Custodian shall pay for securities purchased for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Fund. The Custodian shall transfer securities sold for the account of the Fund upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Fund;

         5) The Custodian shall furnish the Fund confirmation of each transfer to or from the account of the Fund, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Fund copies of daily transaction sheets reflecting each day's transaction in the U.S. Securities System for the account of the Fund;

         6) The Custodian shall provide the Fund with any report on its system of internal accounting control as the Fund may reasonably request from time to time.

2.12 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Fund establish and maintain a segregated account or accounts for and on behalf of each such Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to
         Section 2.10 hereof, (i) in accordance with the provisions of any agreement among the Fund , the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange
         Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Fund or commodity futures contracts or options thereon purchased or sold by the Fund, (iii) for the purposes of compliance by the Fund with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Fund , a certified copy of a resolution of the Board of Trustees setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.13 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Fund held by it and in connection with transfers of securities.

2.14 Proxies. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Fund or a nominee of the Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

2.15 Communications Relating to Fund Securities. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Fund all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Fund Held Outside of the United States

3.1 Appointment of Foreign Sub-Custodians. The Fund hereby authorizes and instructs the Custodian to employ as sub-custodians for the Fund's securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated on Schedule A hereto ("foreign sub-custodians"). Upon receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Fund's Board of Trustees, the Custodian and the Fund may agree to amend Schedule A hereto from time to time to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, the Fund may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Fund's assets.

3.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to:
         (a) "foreign securities", as defined in
         paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the Fund may determine to be reasonably necessary to effect the Fund's foreign securities transactions. The Custodian shall identify on its books as belonging to the Fund, the foreign securities of the Fund held by each foreign sub-custodian.

3.3 Foreign Securities Systems. Except as may otherwise be agreed upon in writing by the Custodian and the Fund, assets of the Funds shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as the "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3.5 hereof.

3.4 Holding Securities. The Custodian may hold cash, securities and other non-cash property for all of its customers, including the Fund, with a foreign sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (1) the records of the Custodian with respect to cash, securities and other non-cash property of the Fund which are maintained in such account shall identify by book-entry the cash, securities and other non-cash property belonging to the Fund and (ii) the Custodian shall require that cash, securities and other non-cash property so held by the foreign sub-custodian be held separately from any assets of the Custodian, the foreign sub-custodian or of others.

3.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of each Fund will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration; (b) beneficial ownership for the assets of each Fund will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable Fund; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the Fund, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the Fund(s) held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3.6 Access of Independent Accountants of the Fund. Upon request of the Fund, the Custodian will use its best efforts to arrange for the independent accountants of the Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3.7 Reports by Custodian. The Custodian will supply to the Fund from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the Fund(s) held by foreign sub-custodians, including but not limited to an identification of entities having possession of the Fund(s) securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable Fund indicating, as to securities acquired for a Fund, the identity of the entity having physical possession of such securities.

3.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the Fund held outside the United States by foreign sub-custodians. (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable Fund and delivery of securities maintained for the account of each applicable Fund may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer. In addition, and whether or not such practice is a customary established trading practice in the relevancy jurisdictions, the Custodian will, upon Proper Instructions from the Fund, deliver cash to securities brokers in foreign jurisdictions who will effect securities trades for the Fund and cause the securities purchased to be delivered to the applicable foreign sub-custodian at some later date. (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the Fund agrees to hold any such nominee harmless from any liability as a holder of record of such securities.

3.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and each Fund from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Fund has not been made whole for any such loss, damage, cost, expense, liability or claim.

3.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to the Fund for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or
         (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3.11 Reimbursement for Advances. If the Fund requires the Custodian to advance cash or securities for any purpose for the benefit of a Fund including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement.

3.12 Monitoring Responsibilities. The Custodian shall furnish annually to the Fund, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the Fund in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the Fund in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the Fund or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the Fund's assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in
         Section 26(a) of
         said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract. (b) Cash held for each Fund in the United Kingdom shall be maintained in an interest bearing account established for the Fund with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund or the Custodian as custodian of the Fund by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund or the Custodian as custodian of the Fund by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of jurisdictions for which the Fund has provided such information.

4.       Payments for Sales or Repurchases or Redemptions of Shares of the Fund

         The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Fund and deposit into the account of the appropriate Fund such payments as are received for Shares of that Fund issued or sold from time to time by the Fund. The Custodian will provide timely notification to the Fund on behalf of each such Fund and the Transfer Agent of any receipt by it of payments for Shares of such Fund.

         From such funds as may be available for the purpose but subject to the limitations of the applicable Fund's governing documents and any applicable votes of the Board of Trustees of the Fund pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Fund, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of the Fund, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Fund to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Fund and the Custodian.

5.       Proper Instructions

         Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Fund shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Fund accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Funds' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three-party agreement which requires a segregated asset account in accordance with Section 2.12.

6.       Actions Permitted without Express Authority

         The Custodian may in its discretion, without express authority from the Fund:

         1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Fund ;

         2) surrender securities in temporary form for securities in definitive form;

         3) endorse for collection, in the name of the Fund, checks, drafts and other negotiable instruments; and

         4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Fund except as otherwise directed by the Board of Trustees of the Fund.

7.       Evidence of Authority

         The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Fund. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Fund as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the governing documents of the Fund as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

8. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Fund to keep the books of account of each Fund and/or compute the net asset value per share of the outstanding shares of each Fund or, if the Custodian and the Fund execute the applicable Price Source Authorization (the "Authorization"), the Custodian shall keep such books of account and/or compute such net asset value per share pursuant to the terms of the Authorization and the attachments thereto. If so directed, the Custodian shall also calculate daily the net income of the Fund as described in the Fund's currently effective Prospectus and shall advise the Fund and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Fund shall be made at the time or times described from time to time in the Fund's currently effective Prospectus related to such Fund.

9.       Records

         The Custodian shall with respect to each Fund create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Fund under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Fund and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Fund's request, supply the Fund with a tabulation of securities owned by each Fund and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

10.      Opinion of Fund's Independent Accountant

         The Custodian shall take all reasonable action, as the Fund may from time to time request, to obtain from year to year favorable opinions from the Fund's independent accountants with respect to its activities hereunder in connection with the preparation of the Fund's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

11.      Reports to Fund by Independent Public Accountants

         The Custodian shall provide the Fund, at such times as the Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

12.      Compensation of Custodian

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Fund and the Custodian.

13.      Responsibility of Custodian

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract, but shall be kept indemnified by and shall be without liability to the Fund for any action taken or omitted by it in good faith without negligence. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Fund or its investment adviser in their instructions to the Custodian provided such instructions have been in accordance with this Contract; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Fund, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

         The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract.

         If the Fund requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund being liable for the payment of money or incurring liability of some other form, the Fund, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

         If the Fund requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Fund shall be security therefor and should the Fund fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Fund's assets to the extent necessary to obtain reimbursement.

14.      Effective Period, Termination and Amendment

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Fund act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of the Fund has approved the initial use of a particular Securities System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of the Fund has reviewed any subsequent change regarding the use by such Fund of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Fund act under Section 2.11 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board has approved the initial use of the Direct Paper System by such Fund and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of the Fund has reviewed the use by such Fund of the Direct Paper System; provided further, however, that the Fund shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Fund's governing documents, and further provided, that the Fund on behalf of one or more of the Funds may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Fund shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

15.      Successor Custodian

         If a successor custodian for a Fund shall be appointed by the Board of Trustees of such Fund, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities, Funds and other properties of each applicable Fund then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each Fund held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Fund, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Fund and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Fund and to transfer to an account of such successor custodian all of the securities of each such Fund held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Fund to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

16.      Interpretive and Additional Provisions

         In connection with the operation of this Contract, the Custodian and the Fund may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the governing documents of the Fund. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

17.      Additional Funds

         In the event that Van Kampen American Capital Distributors , Inc. establishes any funds in addition to the Funds listed on Appendix A with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such fund shall become a Fund hereunder, subject to the delivery by the new Fund of resolutions authorizing the appointment of the Custodian and such other supporting or related documentation as the Custodian may request. All references herein to the "Fund" are to each of the Funds listed on Appendix A individually, as if this Contract were between each such individual Fund and the Custodian. With respect to any Fund which issues shares in separate classes or series, each class or series of such Fund shall be treated as a separate Fund hereunder.

18.      Massachusetts Law to Apply

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

19.      Prior Contracts

         This Contract supersedes and terminates, as of the date hereof, all prior contracts between the Funds and the Custodian relating to the custody of the Fund's assets.

20.      Reproduction of Documents

         This Contract and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

21.      Shareholder Communications

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the Fund to indicate whether the Fund authorizes the Custodian to provide the Fund's name, address, and share position to requesting companies whose stock the Fund owns. If the Fund tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Fund tells the Custodian "yes" or does not check either
"yes" or "no" below, the Custodian is required by the rule to treat the Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For the Fund's protection, the Rule prohibits the requesting company from using the Fund's name and address for any purpose other than corporate communications. Please indicate below whether the Fund consent or object by checking one of the alternatives below.

         YES [ ] The Custodian is authorized to release the Fund's name, address, and share positions of each Fund listed on Exhibit A.

         NO  [X]        The Custodian is not authorized to release the Fund's
                        name, address, and share positions of each Fund listed on Exhibit A.

22.  Limitation of Liability.

         The execution of this Contract has been authorized by each Fund's Board of Trustees. This Contract is executed on behalf of each Fund or the trustees of such Fund as trustees and not individually and the obligations of the Fund under this Contract are not binding upon any of the Fund's trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.



         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of August, 1997.


ATTEST                                  EACH OF THE FUNDS LISTED ON APPENDIX A



/s/ Nicholas Dalmaso                    By: /s/ Ronald A. Nyberg
- ------------------------                    ----------------------------------
                                            Ronald A. Nyberg, Vice President
                                            and Secretary

ATTEST                                  STATE STREET BANK AND TRUST COMPANY



/s/ Francine Hayes                      By: [ILLEGIBLE]
- ------------------------                    ----------------------------------
                                            Executive Vice President

                                                                      APPENDIX A
                                   FUND NAMES

VAN KAMPEN AMERICAN CAPITAL COMSTOCK FUND
VAN KAMPEN AMERICAN CAPITAL CORPORATE BOND FUND
VAN KAMPEN AMERICAN CAPITAL EMERGING GROWTH FUND
VAN KAMPEN AMERICAN CAPITAL ENTERPRISE FUND
VAN KAMPEN AMERICAN CAPITAL EQUITY INCOME FUND
VAN KAMPEN AMERICAN CAPITAL GLOBAL MANAGED ASSETS FUND
VAN KAMPEN AMERICAN CAPITAL GOVERNMENT SECURITIES FUND
VAN KAMPEN AMERICAN CAPITAL GOVERNMENT TARGET FUND
VAN KAMPEN AMERICAN CAPITAL GROWTH AND INCOME FUND
VAN KAMPEN AMERICAN CAPITAL HARBOR FUND
VAN KAMPEN AMERICAN CAPITAL HIGH INCOME CORPORATE BOND FUND
VAN KAMPEN AMERICAN CAPITAL LIFE INVESTMENT TRUST
                 Asset Allocation Portfolio
                 Domestic Income Portfolio
                 Emerging Growth Portfolio
                 Enterprise Portfolio
                 Global Equity Portfolio
                 Government Portfolio
                 Growth and Income Portfolio
                 Money Market Portfolio
                 Morgan Stanley Real Estate Securities Portfolio
VAN KAMPEN AMERICAN CAPITAL LIMITED MATURITY GOVERNMENT FUND
VAN KAMPEN AMERICAN CAPITAL PACE FUND
VAN KAMPEN AMERICAN CAPITAL REAL ESTATE SECURITIES FUND
VAN KAMPEN AMERICAN CAPITAL RESERVE FUND
VAN KAMPEN AMERICAN CAPITAL SMALL CAPITALIZATION FUND
VAN KAMPEN AMERICAN CAPITAL TAX-EXEMPT TRUST
                 Van Kampen American Capital High Yield Municipal Fund
VAN KAMPEN AMERICAN CAPITAL U.S. GOVERNMENT TRUST FOR INCOME
VAN KAMPEN AMERICAN CAPITAL UTILITIES INCOME FUND
VAN KAMPEN AMERICAN CAPITAL WORLD PORTFOLIO SERIES TRUST
                 Van Kampen American Capital Global Equity Fund
                 Van Kampen American Capital Global Government Securities Fund VAN KAMPEN AMERICAN CAPITAL U.S. GOVERNMENT TRUST
                 Van Kampen American Capital U.S. Government Fund
VAN KAMPEN AMERICAN CAPITAL TAX FREE TRUST
                 Van Kampen American Capital Insured Tax Free Income Fund
                 Van Kampen American Capital Tax Free High Income Fund
                 Van Kampen American Capital California Insured Tax Free Fund Van Kampen American Capital Municipal Income Fund
                 Van Kampen American Capital Intermediate Term Municipal
                  Income Fund
                 Van Kampen American Capital Florida Insured Tax Free
                  Income Fund
                 Van Kampen American Capital New Jersey Tax Free Income Fund Van Kampen American Capital New York Tax Free Income Fund
VAN KAMPEN AMERICAN CAPITAL TRUST
                 Van Kampen American Capital High Yield Fund
                 Van Kampen American Capital Short-Term Global Income Fund
                 Van Kampen American Capital Strategic Income Fund
VAN KAMPEN AMERICAN CAPITAL EQUITY TRUST
                 Van Kampen American Capital Utility Fund
                 Van Kampen American Capital Value Fund
                 Van Kampen American Capital Great American Companies Fund
                 Van Kampen American Capital Growth Fund
                 Van Kampen American Capital Prospector Fund
                 Van Kampen American Capital Aggressive Growth Fund
VAN KAMPEN AMERICAN CAPITAL PENNSYLVANIA TAX FREE INCOME FUND
VAN KAMPEN AMERICAN CAPITAL TAX FREE MONEY FUND
VAN KAMPEN AMERICAN CAPITAL FOREIGN SECURITIES FUND

THE EXPLORER INSTITUTIONAL TRUST
    Explorer Institutional Active Core Fund
    Explorer Institutional Limited Duration Fund
VAN KAMPEN AMERICAN CAPITAL NAVIGATOR FUNDS
            Emerging Markets Equity Portfolio
            Emerging Markets Fixed Income Portfolio
            U.S. QUALITY FUNDS
VAN KAMPEN AMERICAN CAPITAL EXCHANGE FUND
VAN KAMPEN AMERICAN CAPITAL MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL CALIFORNIA MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL HIGH INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL HIGH INCOME TRUST II
VAN KAMPEN AMERICAN CAPITAL INVESTMENT GRADE MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL PRIME RATE INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL CALIFORNIA QUALITY MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL FLORIDA QUALITY MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL NEW YORK QUALITY MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL OHIO QUALITY MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL PENNSYLVANIA QUALITY MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL TRUST FOR INSURED MUNICIPALS
VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE MUNICIPALS
VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE CALIFORNIA MUNICIPALS VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE FLORIDA MUNICIPALS VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE NEW JERSEY MUNICIPALS VAN KAMPEN AMERICAN CAPITAL TRUST FOR INVESTMENT GRADE NEW YORK MUNICIPALS VAN KAMPEN AMERICAN CAPITAL TRUST FOR PENNSYLVANIA MUNICIPALS
VAN KAMPEN AMERICAN CAPITAL MUNICIPAL OPPORTUNITY TRUST
VAN KAMPEN AMERICAN CAPITAL ADVANTAGE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL ADVANTAGE PENNSYLVANIA MUNICIPAL INCOME TRUST VAN KAMPEN AMERICAN CAPITAL STRATEGIC SECTOR MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL CALIFORNIA VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL MASSACHUSETTS VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL NEW JERSEY VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL NEW YORK VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL OHIO VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL PENNSYLVANIA VALUE MUNICIPAL INCOME TRUST
VAN KAMPEN AMERICAN CAPITAL MUNICIPAL OPPORTUNITY TRUST II
VAN KAMPEN AMERICAN CAPITAL FLORIDA MUNICIPAL OPPORTUNITY TRUST
VAN KAMPEN AMERICAN CAPITAL ADVANTAGE MUNICIPAL INCOME TRUST II
VAN KAMPEN AMERICAN CAPITAL SELECT SECTOR MUNICIPAL TRUST
VAN KAMPEN AMERICAN CAPITAL BOND FUND
VAN KAMPEN AMERICAN CAPITAL CONVERTIBLE SECURITIES FUND
VAN KAMPEN AMERICAN CAPITAL INCOME TRUST

                         AMENDMENT TO CUSTODIAN CONTRACT

         This Amendment to the Custodian Contract made as of May 24, 2001 by and between each fund or series of a fund listed on Appendix A which evidences its agreement to be bound hereby by executing a copy of this Amendment (each such Fund is individually hereinafter referred to as the "Fund") and State Street Bank and Trust Company (the "Custodian"). Capitalized terms used in this Amendment without definition shall have the respective meanings given to such terms in the Custodian Contract referred to below.

         WHEREAS, the Fund and the Custodian entered into a Custodian Contract Agreement dated as of August 1, 1997 (the "Contract");

         WHEREAS, the Fund is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets, and the Fund has made each fund or series of a fund listed on Appendix A subject to the Contract (each such series, together with all other series subsequently established by the Fund and made subject to the Contract in accordance with the terms thereof, shall be referred to as a "Portfolio", and, collectively, the "Portfolios");

         WHEREAS, the Fund and the Custodian desire to amend certain provisions of the Contract to reflect revisions to Rule 17f-5 ("Rule 17f-5") and the adoption of Rule 17f-7 ("Rule 17f-7") promulgated under the Investment Company Act of 1940, as amended (the "1940 Act"); and

         WHEREAS, the Fund and the Custodian desire to amend and restate certain other provisions of the Contract relating to the custody of assets of each of the Portfolios held outside of the United States.

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Contract, pursuant to the terms thereof, as follows:

I. Article 3 of the Contract is hereby deleted, and Articles 4 through 22 of the Contract are hereby renumbered, as of the effective date of this Amendment, as Articles 5 through 23, respectively.

II. New Articles 3 and 4 of the Contract are hereby added, as of the effective date of this Amendment, as set forth below.

3.       PROVISIONS RELATING TO RULES 17f-5 AND 17f-7

3.1. DEFINITIONS. Capitalized terms in this Amendment shall have the following meanings:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the U.S. Securities and Exchange Commission (the "SEC")), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

"Eligible Securities Depository" has the meaning set forth in section (b)(1) of Rule 17f-7.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(3) of Rule 17f-5.

3.2. THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

         3.2.1 DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Fund, by resolution adopted by its Board of Trustees (the "Board"), hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager with respect to the Portfolios.

         3.2.2 COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A to this Contract, which list of countries may be amended from time to time by the Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Fund, on behalf of the Portfolios, of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by the Board on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Amendment by the Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Contract. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Fund. Thirty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

         3.2.3 SCOPE OF DELEGATED RESPONSIBILITIES:

                  (a) SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1).

                  (b) CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

                  (c) MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

         3.2.4 GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

         3.2.5 REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board an amended Schedule A at the end of the calendar quarter in which an amendment to such Schedule has occurred. The Foreign Custody Manager shall make written reports notifying the Board of any other material change in the foreign custody arrangements of the Portfolios described in this Section 3.2 after the occurrence of the material change.

         3.2.6 STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF A PORTFOLIO. In performing the responsibilities delegated to it, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

         3.2.7 REPRESENTATIONS WITH RESPECT TO RULE 17f-5. The Foreign Custody Manager represents to the Fund that it is a U.S. Bank as defined in section
(a)(7) of Rule 17f-5. The Fund represents to the Custodian that the Board has determined that it is reasonable for the Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Contract to the Custodian as the Foreign Custody Manager of the Portfolios.

         3.2.8 EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board's delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

3.3 ELIGIBLE SECURITIES DEPOSITORIES.

         3.3.1 ANALYSIS AND MONITORING. The Custodian shall (a) provide the Fund (or its duly-authorized investment manager or investment adviser) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify the Fund (or its duly-authorized investment manager or investment adviser) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

         3.3.2 STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

4. DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE THE UNITED STATES.

4.1 DEFINITIONS. Capitalized terms in this Article 4 shall have the following meanings:

"Foreign Securities System" means an Eligible Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

4.2. HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii), to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

4.3. FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

4.4. TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

         4.4.1. DELIVERY OF FOREIGN ASSETS. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of

Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

         (i) upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

         (ii) in connection with any repurchase agreement related to foreign securities;

         (iii) to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

         (iv) to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

         (v) to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

         (vi) to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

         (vii) for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

         (viii) in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

         (ix) for delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

         (x) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (xi)     in connection with the lending of foreign securities; and

         (xii) for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

         4.4.2. PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

         (i) upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

         (ii) in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

         (iii) for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Contract, legal fees, accounting fees, and other operating expenses;

         (iv) for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

         (v) in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

         (vi) for payment of part or all of the dividends received in respect of securities sold short;

         (vii) in connection with the borrowing or lending of foreign securities; and

         (viii) for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

         4.4.3. MARKET CONDITIONS. Notwithstanding any provision of this Contract to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

4.5. REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Contract unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

4.6 BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

4.7. COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

4.8 SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Article 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The

Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Fund to exercise shareholder rights.

4.9. COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.10. LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian's performance of such obligations. At the Fund's election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

4.11. TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Fund to notify the Custodian of the obligations imposed on the Fund with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which the Fund has provided such information.

4.12. LIABILITY OF CUSTODIAN. Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a Sub-Custodian, the Custodian shall be without liability to the Fund for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian to the same extent as set forth with respect to sub-custodians generally in the Contract and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

III. Except as specifically superseded or modified herein, the terms and provisions of the Contract shall continue to apply with full force and effect. In the event of any conflict between the terms of the Contract prior to this Amendment and this Amendment, the terms of this Amendment shall prevail. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Article 3 hereof, in the event of any conflict between the provisions of Articles 3 and 4 hereof, the provisions of Article 3 shall prevail.


                    [Remainder of page intentionally blank.]

         IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first above written.



WITNESSED BY:                   STATE STREET BANK and TRUST COMPANY




/s/ Raelene S. LaPlante         By:    /s/ Ronald E. Logue
---------------------------            -----------------------------------------
Raelene S. LaPlante             Name:  Ronald E. Logue
V.P. and Assoc. Counsel         Title: Vice Chairman and Chief Operating Officer





WITNESSED BY:                   EACH OF THE FUNDS LISTED ON
                                APPENDIX A




/s/ Sara L. Badler              By:    /s/ A. Thomas Smith III
---------------------------            -----------------------------------------
Sara L. Badler                  Name:  A. Thomas Smith III
Assistant Secretary             Title: Vice President and Secretary

                                   APPENDIX A
                               As of May 24, 2001


Van Kampen Comstock Fund
Van Kampen Corporate Bond Fund
Van Kampen Emerging Growth Fund
Van Kampen Enterprise Fund
Van Kampen Equity Income Fund
Van Kampen Government Securities Fund
Van Kampen Growth and Income Fund
Van Kampen Harbor Fund
Van Kampen High Income Corporate Bond Fund

VAN KAMPEN LIFE INVESTMENT TRUST
On behalf of its series
     Aggressive Growth Portfolio
     Asset Allocation Portfolio
     Comstock Portfolio
     Domestic Income portfolio
     Emerging Growth Portfolio
     Enterprise Portfolio
     Global Equity Portfolio
     Government Portfolio
     Growth and income Portfolio
     Money Market portfolio
     Select Growth Portfolio
     Strategic Stock Portfolio
     Technology Portfolio

Van Kampen Limited Maturity Government Fund
Van Kampen Pace Fund
Van Kampen Real Estate Securities Fund
Van Kampen Reserve Fund

VAN KAMPEN TAX-EXEMPT TRUST
On behalf of its series
     Van Kampen Technology Fund

Van Kampen U.S. Government Trust for Income

VAN KAMPEN EQUITY TRUST II
On behalf of its series
     Van Kampen Tax Managed Equity Growth Fund
     Van Kampen Technology Fund

                                   APPENDIX A
                               As of May 24, 2001


Van Kampen Municipal Income Trust
Van Kampen California Municipal Trust
Van Kampen High Income Trust
Van Kampen High Income Trust II
Van Kampen Investment Grade Municipal Trust

Van Kampen Prime Rate Income Trust
Van Kampen Senior Income Trust
Van Kampen Senior Floating Rate Fund

Van Kampen Municipal Trust
Van Kampen California Quality Municipal Trust
Van Kampen Florida Quality Municipal Trust
Van Kampen New York Quality Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Pennsylvania Quality Municipal Trust
Van Kampen Trust for Insured Municipals
Van Kampen Trust for Investment Grade Municipals
Van Kampen Trust for Investment Grade California Municipals

Van Kampen Trust for Investment Grade Florida Municipals
Van Kampen Trust for Investment Grade New Jersey Municipals Van Kampen Trust for Investment Grade New York Municipals
Van Kampen Trust for Investment Grade Pennsylvania Municipals Van Kampen Municipal Opportunity Trust

Van Kampen Advantage Municipal Income Trust
Van Kampen Advantage Pennsylvania Municipal Income Trust
Van Kampen Strategic Sector Municipal Trust

Van Kampen Value Municipal Income Trust
Van Kampen California Value Municipal Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen New York Value Municipal Income Trust
Van Kampen Ohio Value Municipal Income Trust
Van Kampen Pennsylvania Value Municipal Income Trust

Van Kampen Municipal Opportunity Trust II
Van Kampen Advantage Municipal Income Trust II
Van Kampen Select Sector Municipal Trust

Van Kampen Bond Fund
Van Kampen Income Trust

                                   APPENDIX A
                               As of May 24, 2001


VAN KAMPEN U.S. GOVERNMENT TRUST
On behalf of its series
     Van Kampen U.S. Government Fund

VAN KAMPEN TAX FREE TRUST
On behalf of its series
     Van Kampen Insured Tax Free Income Fund
     Van Kampen Tax Free High Income Fund
     Van Kampen California Insured Tax Free Fund
     Van Kampen Municipal Income Fund
     Van Kampen Intermediate Term Municipal Income Fund
     Van Kampen Florida Insured Tax Free Income Fund
     Van Kampen New York Insured Tax Free Income Fund

VAN KAMPEN TRUST
On behalf of its series
     Van Kampen High Yield Fund
     Van Kampen Managed Short Term Income Fund

VAN KAMPEN EQUITY TRUST
On behalf of its series
     Van Kampen Utility Fund
     Van Kampen Growth Fund
     Van Kampen Aggressive Growth Fund
     Van Kampen Small Cap Value Fund
     Van Kampen Small Cap Growth Fund
     Van Kampen Small Company Growth Fund
     Van Kampen Select Growth Fund
     Van Kampen Value Opportunities Fund

Van Kampen Pennsylvania Tax Free Income Fund
Van Kampen Tax Free Money Fund


Van Kampen Exchange Fund

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Argentina                  Citibank, N.A.


Australia                  Westpac Banking Corporation


Austria                    Erste Bank der Osterreichischen
                           Sparkassen AG


Bahrain                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Bangladesh                 Standard Chartered Bank


Belgium                    Fortis Bank nv-sa


Bermuda                    The Bank of Bermuda Limited


Bolivia                    Citibank, N. A.


Botswana                   Barclays Bank of Botswana Limited


Brazil                     Citibank, N.A.


Bulgaria                   ING Bank N.V.


Canada                     State Street Trust Company Canada


Chile                      Citibank, N.A.


People's Republic          The Hongkong and Shanghai
of China                   Banking Corporation Limited,
                           Shanghai and Shenzhen branches


Colombia                   Cititrust Colombia S.A. Sociedad Fiduciaria




12/11/01                               1

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Costa Rica                 Banco BCT S.A.


Croatia                    Privredna Banka Zagreb d.d


Cyprus                     The Cyprus Popular Bank Ltd.


Czech Republic             Ceskoslovenska Obchodni
                           Banka, A.S.


Denmark                    Den Danske Bank


Ecuador                    Citibank, N.A.


Egypt                      Egyptian British Bank S.A.E.
                           (as delegate of The Hongkong
                           and Shanghai Banking Corporation
                           Limited)


Estonia                    Hansabank


Finland                    Merita Bank Plc.


France                     BNP Paribas, S.A.


Germany                    Dresdner Bank AG


Ghana                      Barclays Bank of Ghana Limited


Greece                     National Bank of Greece S.A.


Hong Kong                  Standard Chartered Bank


Hungary                    Citibank Rt.




12/11/01                               2

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Iceland                    Icebank Ltd.


India                      Deutsche Bank AG

                           The Hongkong and Shanghai
                           Banking Corporation Limited


Indonesia                  Standard Chartered Bank


Ireland                    Bank of Ireland


Israel                     Bank Hapoalim B.M.


Italy                      BNP Paribas, Italian Branch


Ivory Coast                Societe Generale de Banques
                           en Cote d'Ivoire


Jamaica                    Scotiabank Jamaica Trust and Merchant
                           Bank Ltd.


Japan                      The Fuji Bank, Limited

                           The Sumitomo Bank, Limited


Jordan                     HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Kazakhstan                 HSBC Bank Kazakhstan


Kenya                      Barclays Bank of Kenya Limited


Republic of Korea          The Hongkong and Shanghai Banking
                           Corporation Limited




12/11/01                               3

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Latvia                     A/s Hansabanka


Lebanon                    HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Lithuania                  Vilniaus Bankas AB


Malaysia                   Standard Chartered Bank Malaysia Berhad


Mauritius                  The Hongkong and Shanghai
                           Banking Corporation Limited


Mexico                     Citibank Mexico, S.A.


Morocco                    Banque Commerciale du Maroc


Namibia                    Standard Bank Namibia Limited               -


Netherlands                Fortis Bank (Nederland) N.V.


New Zealand                ANZ Banking Group (New Zealand) Limited


Nigeria                    Stanbic Merchant Bank Nigeria Limited


Norway                     Christiania Bank og Kreditkasse ASA


Oman                       HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)


Pakistan                   Deutsche Bank AG


Palestine                  HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)



12/11/01                               4

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Panama                     BankBoston, N.A.


Peru                       Citibank, N.A.


Philippines                Standard Chartered Bank


Poland                     Citibank (Poland) S.A.


Portugal                   Banco Comercial Portugues


Qatar                      HSBC Bank Middle East
                           (as delegate of The Hongkong and
                           Shanghai Banking Corporation Limited)

Romania                    ING Bank N.V.


Russia                     Credit Suisse First Boston AO - Moscow
                           (as delegate of Credit Suisse
                           First Boston - Zurich)


Singapore                  The Development Bank of Singapore Limited


Slovak Republic            Ceskoslovenska Obchodni Banka, A.S.


Slovenia                   Bank Austria Creditanstalt d.d. - Ljubljana


South Africa               Standard Bank of South Africa Limited


Spain                      Banco Santander Central Hispano S.A.


Sri Lanka                  The Hongkong and Shanghai
                           Banking Corporation Limited


Swaziland                  Standard Bank Swaziland Limited




12/11/01                               5

                                  STATE STREET                        SCHEDULE A
                             GLOBAL CUSTODY NETWORK
                                  SUBCUSTODIANS


COUNTRY                    SUBCUSTODIAN

Sweden                     Skandinaviska Enskilda Banken


Switzerland                UBS AG


Taiwan - R.O.C.            Central Trust of China


Thailand                   Standard Chartered Bank


Trinidad & Tobago          Republic Bank Limited


Tunisia                    Banque Internationale Arabe de Tunisie


Turkey                     Citibank, N.A.


Ukraine                    ING Bank Ukraine


United Kingdom             State Street Bank and Trust Company,
                           London Branch


Uruguay                    BankBoston, N.A.


Venezuela                  Citibank, N.A.


Vietnam                    The Hongkong and Shanghai
                           Banking Corporation Limited


Zambia                     Barclays Bank of Zambia Limited


Zimbabwe                   Barclays Bank of Zimbabwe Limited



12/11/01                               6

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Argentina                                            Caja de Valores S.A.


         Australia                                            Austraclear Limited

                                                              Reserve Bank Information and
                                                              Transfer System


         Austria                                              Oesterreichische Kontrollbank AG
                                                              (Wertpapiersammelbank Division)


         Belgium                                              Caisse Interprofessionnelle de Depots et
                                                              de Virements de Titres, S.A.

                                                              Banque Nationale de Belgique


         Brazil                                               Companhia Brasileira de Liquidacao e Custodia


         Bulgaria                                             Central Depository AD

                                                              Bulgarian National Bank


         Canada                                               Canadian Depository for Securities Limited


         Chile                                                Deposito Central de Valores S.A.


         People's Republic                                    Shanghai Securities Central Clearing &
         of China                                             Registration Corporation

                                                              Shenzhen Securities Central Clearing Co., Ltd.


         Colombia                                             Deposito Centralizado de Valores


         Costa Rica                                           Central de Valores S.A.



10/12/00                               1

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Croatia                                              Ministry of Finance

                                                              National Bank of Croatia

                                                              Sredisnja Depozitarna Agencija d.d.


         Czech Republic                                       Stredisko cennych papiru

                                                              Czech National Bank


         Denmark                                              Vaerdipapircentralen (Danish Securities Center)


         Egypt                                                Misr for Clearing, Settlement, and Depository


         Estonia                                              Eesti Vaartpaberite Keskdepositoorium


         Finland                                              Finnish Central Securities Depository


         France                                               Societe Interprofessionnelle pour la Compensation
                                                              des Valeurs Mobilieres


         Germany                                              Clearstream Banking AG, Frankfurt


         Greece                                               Bank of Greece,
                                                              System for Monitoring Transactions in
                                                              Securities in Book-Entry Form

                                                              Apothetirion Titlon AE - Central Securities
         Depository


         Hong Kong                                            Central Clearing and Settlement System

                                                              Central Money Markets Unit


         Hungary                                              Kozponti Elszamolohaz es Ertektar
                                                              (Budapest) Rt. (KELER)



10/12/00                               2

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         India                                                National Securities Depository Limited

                                                              Central Depository Services India Limited

                                                              Reserve Bank of India


         Indonesia                                            Bank Indonesia

                                                              PT Kustodian Sentral Efek Indonesia


         Ireland                                              Central Bank of Ireland
                                                              Securities Settlement Office


         Israel                                               Tel Aviv Stock Exchange Clearing
                                                              House Ltd. (TASE Clearinghouse)


         Italy                                                Monte Titoli S.p.A.

                                                              Banca d'Italia


         Ivory Coast                                          Depositaire Central - Banque de Reglement


         Jamaica                                              Jamaica Central Securities Depository


         Japan                                                Japan Securities Depository Center (JASDEC)
                                                              Bank of Japan Net System


         Kazakhstan                                           Central Depository of Securities


         Kenya                                                Central Bank of Kenya


         Republic of Korea                                    Korea Securities Depository


         Latvia                                               Latvian Central Depository



10/12/00                               3

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Lebanon                                              Custodian and Clearing Center of
                                                              Financial Instruments for Lebanon
                                                              and the Middle East (Midclear) S.A.L.
                                                              Banque du Liban


         Lithuania                                            Central Securities Depository of Lithuania


         Malaysia                                             Malaysian Central Depository Sdn. Bhd.

                                                              Bank Negara Malaysia,
                                                              Scripless Securities Trading and Safekeeping
                                                              System


         Mauritius                                            Central Depository and Settlement Co. Ltd.

                                                              Bank of Mauritius


         Mexico                                               S.D. INDEVAL
                                                              (Instituto para el Deposito de Valores)


         Morocco                                              Maroclear


         Netherlands                                          Nederlands Centraal Instituut voor
                                                              Giraal Effectenverkeer B.V. (NECIGEF)


         New Zealand                                          New Zealand Central Securities
                                                              Depository Limited


         Nigeria                                              Central Securities Clearing System Limited


         Norway                                               Verdipapirsentralen (Norwegian Central
                                                              Securities Depository)


         Oman                                                 Muscat Depository & Securities
                                                              Registration Company, SAOC



10/12/00                               4

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Pakistan                                             Central Depository Company of Pakistan Limited

                                                              State Bank of Pakistan


         Palestine                                            Clearing Depository and Settlement, a department
                                                              of the Palestine Stock Exchange


         Peru                                                 Caja de Valores y Liquidaciones, Institucion de
                                                              Compensacion y Liquidacion de Valores S.A


         Philippines                                          Philippine Central Depository, Inc.

                                                              Registry of Scripless Securities
                                                              (ROSS) of the Bureau of Treasury


         Poland                                               National Depository of Securities
                                                              (Krajowy Depozyt Papierow Wartos<180>ciowych SA)

                                                              Central Treasury Bills Registrar


         Portugal                                             Central de Valores Mobiliarios


         Qatar                                                Central Clearing and Registration (CCR), a
                                                              department of the Doha Securities Market


         Romania                                              National Securities Clearing, Settlement and
                                                              Depository Company

                                                              Bucharest Stock Exchange Registry Division

                                                              National Bank of Romania


         Singapore                                            Central Depository (Pte) Limited

                                                              Monetary Authority of Singapore



10/12/00                               5

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Slovak Republic                                      Stredisko cennych papierov

                                                              National Bank of Slovakia


         Slovenia                                             Klirinsko Depotna Druzba d.d.


         South Africa                                         Central Depository Limited

                                                              Share Transactions Totally Electronic
                                                              (STRATE) Ltd.


         Spain                                                Servicio de Compensacion y
                                                              Liquidacion de Valores, S.A.

                                                              Banco de Espana, Central de Anotaciones en Cuenta


         Sri Lanka                                            Central Depository System (Pvt) Limited


         Sweden                                               Vardepapperscentralen  VPC AB
                                                              (Swedish Central Securities Depository)


         Switzerland                                          SegaIntersettle AG (SIS)


         Taiwan - R.O.C.                                      Taiwan Securities Central Depository Co., Ltd.


         Thailand                                             Thailand Securities Depository Company Limited


         Tunisia                                              Societe Tunisienne Interprofessionelle pour la
                                                              Compensation et de Depots des Valeurs Mobilieres


         Turkey                                               Takas ve Saklama Bankasi A.S. (TAKASBANK)

                                                              Central Bank of Turkey



10/12/00                               6

                                   STATE STREET                       SCHEDULE B
                             GLOBAL CUSTODY NETWORK
                    DEPOSITORIES OPERATING IN NETWORK MARKETS


         COUNTRY                                              DEPOSITORIES

         Ukraine                                              National Bank of Ukraine

         United Kingdom                                       Central Gilts Office and
                                                              Central Money Markets Office


         Venezuela                                            Banco Central de Venezuela


         Zambia                                               LuSE Central Shares Depository Limited

                                                              Bank of Zambia


TRANSNATIONAL

         Euroclear

         Clearstream Banking AG




10/12/00                               7

                                   SCHEDULE C

                               MARKET INFORMATION

PUBLICATION/TYPE OF INFORMATION                           BRIEF DESCRIPTION
-------------------------------                           -----------------
(FREQUENCY)


The Guide to Custody in World Markets       An overview of safekeeping and settlement practices and procedures
(annually)                                  in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review               Information relating to the operating history and structure of
(annually)                                  depositories and subcustodians located in the markets in which State
                                            Street Bank and Trust Company offers custodial services, including transnational depositories.

Global Legal Survey                         With respect to each market in which State Street Bank and Trust
(annually)                                  Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub-Custodian or
                                            Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or
                                            Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities
                                            System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements                     Copies of the subcustodian contracts State Street Bank and Trust
(annually)                                  Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients.

Network Bulletins (weekly):                 Developments of interest to investors in the markets in which State
                                            Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as
necessary):                                 With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

State Street Bank and Trust Company
GISG Legal Division, LLC 2S
Lafayette, Corporate Center
2 Avenue de Lafayette
Boston, MA 02111-1724


         Re:  VAN KAMPEN SERIES FUND, INC.


Ladies and Gentlemen:

This is to advise you that Van Kampen Series Fund, Inc. (the "Fund") has the following series: Van Kampen American Value Fund, Van Kampen Asian Equity Fund, Van Kampen Emerging Markets Fund, Van Kampen Equity Growth Fund, Van Kampen European Value Equity Fund, Van Kampen Focus Equity Fund, Van Kampen Global Value Equity Fund, Van Kampen Global Equity Allocation Fund, Van Kampen International Magnum Fund, Van Kampen Latin American Fund, Van Kampen Mid Cap Growth Fund, Van Kampen Global Franchise Fund, Van Kampen Value Fund and Van Kampen Worldwide High Income Fund. In accordance with the Additional Funds provision of Section 18 of the Custodian Contract, dated as of August 1, 1997, and amended as of July 2, 2001 (and as further amended, modified or supplemented from time to time, the "Custodian Contract") between Each of the Parties Listed on Appendix A and State Street Bank and Trust Company, the Fund hereby requests your consent for it to join the Custodian Contract as an additional party thereto and in connection therewith, that you shall act as Custodian for the Fund and each of its series listed above under the terms of the Custodian Contract.

The term "Board of Trustees" in the Custodian Contract shall be deemed to include "Board of Directors" for the Fund and each of its series. All other provisions of the Custodian Contract shall remain in full force and effect.

This letter shall take effect on or about Friday, February 28, 2003.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one copy for your records.


Sincerely,

VAN KAMPEN SERIES FUND, INC., ON BEHALF OF ITS SERIES,
Van Kampen American Value Fund
Van Kampen Asian Equity Fund
Van Kampen Emerging Markets Fund
Van Kampen Equity Growth Fund
Van Kampen European Value Equity Fund

Van Kampen Focus Equity Fund
Van Kampen Global Equity Allocation Fund
Van Kampen Global Franchise Fund
Van Kampen Global Value Equity Fund
Van Kampen International Magnum Fund
Van Kampen Latin American Fund
Van Kampen Mid Cap Growth Fund
Van Kampen Value Fund
Van Kampen Worldwide High Income Fund


By:
    -----------------------------------
Name: John Sullivan Title: Treasurer



AGREED AND ACCEPTED:
STATE STREET BANK AND TRUST COMPANY


By:
    -----------------------------------
Name:  Joseph L. Hooley     Title:    Executive Vice President
       --------------------           ------------------------

Date:                 , 2003
     -----------------